SCHWAB CAPITAL TRUST
EXPENSE LIMITATION AGREEMENT
     This Agreement, dated as of July 1, 2009, is made and entered into by and between Charles Schwab Investment Management, Inc. (the “Adviser”), Charles Schwab & Co., Inc., (“Schwab”), and Schwab Capital Trust (the “Trust”) on behalf of each series of the Trust listed on SCHEDULE A hereto, as such Schedule may be amended from time to time (each a “Fund” and collectively the “Funds”).
     WHEREAS, the Trust is a Massachusetts business trust and is registered under the Investment Company Act of 1940 (the “1940 Act”) as an open-end management investment company of the series type, and each Fund is a series of the Trust;
     WHEREAS, the Trust on behalf of each Fund and the Adviser have entered into Investment Advisory and Administration Agreements, dated June 15, 1994, as amended, June 5, 2007, (each an “Advisory Agreement”), pursuant to which the Adviser provides investment management and administration services to each Fund for compensation based on the value of the average daily net assets of each Fund; and
     WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interest of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each Fund may normally be subject.
     NOW THEREFORE, the parties hereto agree as follows:
     1. EXPENSE LIMITATION AND WAIVER. Until such time as this agreement is terminated in accordance with Section 3 of this Agreement, Schwab and the Adviser agree that, to the extent that ordinary operating expenses incurred by a Fund in any fiscal year, including but not limited to investment advisory and administration fees of the Adviser and including amounts payable pursuant to any plan adopted in accordance with Rule 12b-1 under the 1940 Act and sub-accounting fees (but excluding nonrecurring account fees, fees on portfolio transactions such as exchange fees, dividends and interest on securities sold short, fees and expenses of pooled investment vehicles that are held by a Fund, interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other non-routine expenses or extraordinary expenses not incurred in the ordinary course of such Fund’s business) (the “Fund Operating Expenses”), exceed the Expense Limit as set forth on SCHEDULE A, such excess amount will be the liability of Schwab and the Adviser.
     2. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of the Trust’s fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of each Fund for the prior fiscal year do not exceed the Expense Limit for each Fund as set forth on SCHEDULE A.
     3. TERM AND TERMINATION. This Agreement shall continue in effect with respect to each Fund until such time as the Adviser ceases to be the investment adviser to such fund. Nevertheless, this Agreement may be terminated by the Trust or the Adviser, without payment of any penalty, upon sixty (60) days’ prior written notice to the other parties at their principal place of business; provided that, in the case of termination by the Adviser, such action shall be authorized by the Trust’s Board of Trustees.
     4. CAPTIONS. The captions in this Agreement are included for convenience of reference and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     5. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust’s Declaration of Trust or Bylaws, each as in effect from time to time, or any applicable statutory or regulatory requirement, including without limitation any requirements under the 1940 Act, to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for or control of the conduct of the affairs of the Trust or the Funds.
     6. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.
     7. AMENDMENT. This Agreement may be amended only by a written instrument signed by each of the parties hereto. SCHEDULE A may not be amended to increase a Fund’s Expense Limit unless such amendment is authorized by the Trust’s Board of Trustees. Other amendments to SCHEDULE A will be presented to the Trust’s Board of Trustees for ratification annually.
A copy of the Agreement and Declaration of Trust of the Trust, as amended, is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

Schwab Capital Trust, On		Charles Schwab Investment		Charles Schwab & Co. Inc.
behalf of the Funds		Management, Inc.

By: Name:	/s/ George Pereira George Pereira	By: Name:	/s/ George Pereira George Pereira	By: Name:	Randall W. Merk Randall W. Merk
Title:	Principal Financial Officer	Title:	Senior Vice President and	Title:	Executive Vice President
Chief Financial Officer

SCHEDULE A

Fund	Expense Limit
Schwab Premier Equity Fund — Investor Shares*	1.02%
Schwab Premier Equity Fund — Select Shares*	1.02%
Schwab Large-Cap Growth Fund — Investor Shares*	0.99%
Schwab Large-Cap Growth Fund — Select Shares*	0.99%
Schwab Core Equity Fund	0.75%
Schwab Dividend Equity Fund — Investor Shares*	0.89%
Schwab Dividend Equity Fund — Select Shares*	0.89%
Schwab Small-Cap Equity Fund — Investor Shares*	1.12%
Schwab Small-Cap Equity Fund — Select Shares*	1.12%
Schwab Hedged Equity Fund — Investor Shares*	1.33%
Schwab Hedged Equity Fund — Select Shares*	1.33%
Schwab Financial Services Fund	0.94%
Schwab Health Care Fund	0.82%
Schwab Balanced Fund	0.00%
Schwab International Core Equity Fund — Investor Shares*	0.86%
Schwab International Core Equity Fund — Select Shares*	0.86%
Schwab International Core Equity Fund — Institutional Shares*	0.86%
Schwab Target 2010 Fund	0.00%
Schwab Target 2015 Fund	0.00%
Schwab Target 2020 Fund	0.00%
Schwab Target 2025 Fund	0.00%
Schwab Target 2030 Fund	0.00%
Schwab Target 2035 Fund	0.00%
Schwab Target 2040 Fund	0.00%

Fund	Expense Limit
Schwab S&P 500 Index Fund — Investor Shares*	0.09%
Schwab S&P 500 Index Fund — Select Shares*	0.09%
Schwab S&P 500 Index Fund — e Shares*	0.09%
Schwab Institutional Select S&P 500 Fund	0.09%
Schwab Small-Cap Index Fund — Investor Shares*	0.19%
Schwab Small-Cap Index Fund — Select Shares*	0.19%
Schwab Total Stock Market Index Fund — Investor Shares*	0.09%
Schwab Total Stock Market Index Fund — Select Shares*	0.09%
Schwab International Index Fund — Investor Shares*	0.19%
Schwab International Index Fund — Select Shares*	0.19%
Schwab MarketTrack All Equity Portfolio	0.50%
Schwab MarketTrack Growth Portfolio — Investor Shares	0.50%
Schwab MarketTrack Growth Portfolio — P Shares	0.35%
Schwab MarketTrack Balanced Portfolio	0.50%
Schwab MarketTrack Conservative Portfolio — Investor Shares	0.50%
Schwab MarketTrack Conservative Portfolio — P Shares	0.35%
Laudus Small-Cap MarketMasters Fund — Investor Shares	1.46%
Laudus Small-Cap MarketMasters Fund — Select Shares	1.31%
Laudus International MarketMasters Fund — Investor Shares	1.65%
Laudus International MarketMasters Fund — Select Shares	1.47%
Schwab Fundamental U.S. Large Company Index Fund — Investor Shares	0.35%
Schwab Fundamental U.S. Large Company Index Fund — Select Shares	0.35%
Schwab Fundamental U.S. Large Company Index Fund — Institutional Shares	0.35%
Schwab Fundamental U.S. Small-Mid Company Index Fund — Investor Shares	0.35%

Fund	Expense Limit
Schwab Fundamental U.S. Small-Mid Company Index Fund — Select Shares	0.35%
Schwab Fundamental U.S. Small-Mid Company Index Fund — Institutional Shares	0.35%
Schwab Fundamental International Large Company Index Fund Investor Shares	0.35%
Schwab Fundamental International Large Company Index Fund Select Shares	0.35%
Schwab Fundamental International Large Company Index Fund Institutional Shares	0.35%
Schwab Fundamental International Small-Mid Company Index Fund — Investor Shares	0.55%
Schwab Fundamental International Small-Mid Company Index Fund — Select Shares	0.55%
Schwab Fundamental International Small-Mid Company Index Fund — Institutional Shares	0.55%
Schwab Fundamental Emerging Markets Index Fund — Investor Shares	0.60%
Schwab Fundamental Emerging Markets Index Fund — Select Shares	0.60%
Schwab Fundamental Emerging Markets Index Fund — Institutional Shares	0.60%
Schwab Monthly Income Fund — Moderate Payout	0.00%
Schwab Monthly Income Fund — Enhanced Payout	0.00%
Schwab Monthly Income Fund — Maximum Payout	0.00%

*	Over a period of time beginning on or about July 27, 2009 and ending on or about October 27, 2009 each of these funds will combine its share classes into a single class of shares, and the fund will discontinue offering multiple share classes to investors.
Dated as of July 1, 2009